EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 111 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) of my opinion dated July 29, 2010, which was filed as Exhibit (i) to Post-Effective Amendment No. 110.

/s/ Katy D. Burke Katy D. Burke, Esq.

October 11, 2010 Boston, Massachusetts